1

                                     Exhibit d(iii) under Form N-1A
                                 Exhibit 10 under Item 601/Reg. S-K
                            SCHEDULE A
               TO THE INVESTMENT ADVISORY AGREEMENT

                     DATED AS OF MAY 12, 2001
           AS AMENDED AND RESTATED AS OF AUGUST 1, 2002
                  AS AMENDED AS OF APRIL 30, 2004

                              BETWEEN

                     THE HUNTINGTON FUNDS AND
                  HUNTINGTON ASSET ADVISORS, INC.

Fund Name                    Compensation            Date

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Huntington Dividend Capture    Annual rate of         March 1, 2001
Fund                           seventy-five one
                               hundredths of one
                               percent (0.75%) of
                               the Huntington
                               Dividend Capture
                               Fund's average daily
                               net assets.
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Huntington International       Annual rate of one     March 1, 2001
Equity Fund                    percent (1.00%) of
                               the Huntington
                               International Equity
                               Fund's average daily
                               net assets.
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Huntington Mid Corp America    Annual rate of         March 1, 2001
Fund                           seventy-five one
                               hundredths of one
                               percent (0.75%) of
                               the Huntington Mid
                               Corp America Fund's
                               average daily net
                               assets.
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Huntington New Economy Fund    Annual rate of         March 1, 2001
                               eighty-five one
                               hundredths of one
                               percent (0.85%) of
                               the Huntington New
                               Economy Fund's
                               average daily net
                               assets.
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Huntington Rotating Markets    Annual rate of fifty   May 1, 2001
Fund                           one hundredths of one
                               percent (0.50%) of
                               the Huntington
                               Rotating Index Fund's
                               average daily net
                               assets.
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Huntington Situs Small Cap     Annual rate of         August 1, 2002
Fund                           seventy-five
                               hundredths of one
                               percent (0.75%) of
                               the Huntington Situs
                               Small Cap Fund's
                               average daily net
                               assets.
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Huntington Macro 100 Fund      Annual rate of         April 30, 2004
                               seventy-five
                               hundredths of one
                               percent (0.75%) of
                               the Huntington Macro
                               100 Fund's average
                               daily net asets.
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THE HUNTINGTON FUNDS           HUNTINGTON ASSET ADVISORS, INC.

By:                            By:
Name:  George Polatas          Name:
Title:  Vice President         By: